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                                                               Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:
Vince Barella                                       Shelley Schneiderman
Manager,                                            Associate Manager,
Corporate Communications &                          Corporate Communications &
Investor Relations                                  Investor Relations
(510) 923-2138                                      (510) 923-6905


                    CHIRON CORPORATION COMPLETES ACQUISITION
                           OF PATHOGENESIS CORPORATION

EMERYVILLE, CA, SEPTEMBER 22, 2000 - Chiron Corporation (Nasdaq: CHIR) announced today the completion of the acquisition of PathoGenesis Corporation (Nasdaq:
PGNS) by Picard Acquisition Corp., a wholly owned subsidiary of Chiron Corporation. The merger follows a cash tender offer for all outstanding shares of PathoGenesis common stock at $38.50 per share, which was completed at midnight, New York City time, on September 18, 2000. As a result of the merger, each outstanding share of PathoGenesis not owned by Chiron, its subsidiaries or PathoGenesis has been automatically converted into the right to receive $38.50 in cash. PathoGenesis shareholders who did not tender their shares into the tender offer will receive a Notice of Merger and a Letter of Transmittal that will instruct them as to how to receive the $38.50 per share or, in the alternative, exercise appraisal rights under Delaware law.

ABOUT CHIRON CORPORATION
Chiron Corporation, headquartered in Emeryville, California, is a leading biotechnology company that participates in three global healthcare markets: biopharmaceuticals, vaccines, and blood testing. The company is applying a broad and integrated scientific approach to the development of innovative products for preventing and treating cancer, infection and cardiovascular disease. For more information about Chiron, visit the company's web site at HTTP://WWW.CHIRON.COM.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. A FULL DISCUSSION OF CHIRON'S OPERATIONS AND FINANCIAL CONDITION, INCLUDING FACTORS THAT MAY AFFECT ITS BUSINESS AND FUTURE PROSPECTS, IS CONTAINED IN DOCUMENTS THE COMPANY FILES WITH THE SEC, SUCH AS FORM 10-Q AND FORM 10-K. THESE DOCUMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL PERFORMANCE TO DIFFER FROM CURRENT EXPECTATIONS, INCLUDING THE OUTCOME OF CLINICAL TRIALS, REGULATORY REVIEW, MANUFACTURING CAPABILITIES AND MARKETING.

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